Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236013

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 6, 2020)

Up to US$20,000,000

Ordinary Shares represented by American Depositary Shares

Tiziana Life Sciences plc

This prospectus supplement relates to the offer and sale of ordinary shares from time to time, represented by American Depositary Shares, or ADSs, having an aggregate offering price of up to US$20,000,000. Each ADS represents 5 ordinary shares, nominal value £0.03 per share. We have entered into an ATM Sales Agreement, dated April 10, 2020, which we refer to as the Sales Agreement, with ThinkEquity, a division of Fordham Financial Management, Inc. (“Agent” or “ThinkEquity”).

ADSs representing our ordinary shares are listed on The Nasdaq Global Market under the symbol “TLSA”. On April 9, 2020, the last reported price of the ADSs on The Nasdaq Global Market was $3.40 per ADS.

Sales of ADSs under this prospectus supplement and the accompanying prospectus, if any, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. ThinkEquity will act as sales agent or principal on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate of up to 2.5% of the gross sales price per ADS sold. In connection with the sale of ADSs on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification to the Agent against certain liabilities, including liabilities under the Securities Act.

See the “Plan of Distribution” section beginning on page S-10 of this prospectus supplement for a description of the compensation payable to ThinkEquity as Agent.

Investing in the ADSs involves a high degree of risk. Before buying any securities, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is April 10, 2020

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About This Prospectus Supplement

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-236013) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $75 million, of which approximately $10 million has been sold to date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the ADSs offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the ADSs. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” below before making your investment decision. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus. We have not, and the Agent has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or of any sale of the ADSs. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” below.

“Tiziana,” the Tiziana logo and other trademarks or service marks of Tiziana Life Sciences plc appearing in this prospectus supplement and the accompanying prospectus are the property of Tiziana or our subsidiaries. This prospectus supplement and the accompanying prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

In this prospectus supplement and the accompanying prospectus, except where the context otherwise requires and for purposes of this prospectus supplement and the accompanying prospectus only:

●	“we,” “us,” “our company,” “the Company,” “the registrant,” “our,” “Tiziana” and “Tiziana Life Sciences plc” refer to Tiziana Life Sciences plc and its wholly owned subsidiaries, Tiziana Therapeutics, Inc., Tiziana Pharma Limited and Longevia Genomics S.r.l.;

●	“shares” refer to our ordinary shares;

●	all references to “Pounds Sterling” or “Sterling” or “£” or “pence” are to the currency of the United Kingdom and references to “U.S. dollars” or “US$” or “$” or “cents” are to United States dollars; and

●	discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and accompanying prospectus in a jurisdiction outside of the United States are required to inform themselves about and to observe any restrictions that are applicable to that jurisdiction, as to this offering and the distribution of this prospectus supplement and accompanying prospectus.

Unless we indicate otherwise, translations from Pounds Sterling into U.S. dollars were made at the rate of £1.00 to $1.2228, which was the noon buying rate of the Federal Reserve Bank of New York on April 3, 2020. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Pounds Sterling at the dates indicated.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus supplement and any accompanying prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference, particularly in the sections of this prospectus supplement and the accompanying prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are made as of the date on the front cover of this prospectus supplement or such accompanying prospectus only, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Overview

We are a biotechnology company that is focused on the discovery and development of novel molecules and related diagnostics to treat high unmet medical needs in oncology and immunology. Our mission is to design and deliver next generation therapeutics and diagnostics for oncology and immune diseases of high unmet medical need by combining deep understanding of disease biology with clinical development expertise. We employ a lean and virtual research and development, or R&D, model using highly experienced teams of experts for each business function to maximize value accretion by focusing resources on the drug discovery and development processes.

Our lead product candidate in immunology is Foralumab (TZLS-401), which we believe is the only fully human anti-cluster of differentiation 3, or anti-CD3, monoclonal antibody, or mAb, in clinical development. We believe that based on the concepts of mucosal tolerance, oral or intranasal administration of Foralumab has the potential to reduce inflammation while minimizing the toxicity and related side effects. We believe the switch from intravenous administration to oral and nasal administration is a ‘game changer’ for treatment with mAbs as it could improve patient’s compliance and safety. MAbs represent a single pure antibody produced by single clones and are an important class of human therapeutics for treating cancers and autoimmune diseases. The global market opportunity for mAb therapeutics is greater than $86 billion. Generation of antibodies for use in humans developed in animals, lead to strong immune responses limiting their effectiveness and potentially leading to severe side effects. A process known as “humanization” removes most of the animal components of the antibody thereby lowering the immune response from the human immune system. The entire omission of other animal material, as in fully human antibodies, is the optimal goal to avoid incompatibility with the human immune system.

Our lead product candidate in oncology is Milciclib (TZLS-201), which is an orally bioavailable, small molecule broad spectrum inhibitor of cyclin-dependent kinases, or CDKs, and Sarcoma, or Src, family kinases. CDKs are a highly conserved family of enzymes that phosphorylate a specific group of proteins that are involved in regulating the cell cycle. The cell cycle is a series of events that takes place in cells leading to division and duplication of its DNA to produce two daughter cells. Src family kinases are non-receptor tyrosine kinase proteins encoded by the Src gene also involved in regulating cell growth and potential transformation of normal cells to cancer cells. We have a drug discovery pipeline of small molecule new chemical entities, or NCEs, and biologics. Milciclib has Orphan Drug Designation (ODD) in the U.S. and EU for thymic cancer (thymic epithelial tumor or TET) such as thymic carcinoma dn thymoma.

We are developing Foralumab, for which we in-licensed the intellectual property from Novimmune SA, or Novimmune, in December 2014, as a potential treatment for non-alcoholic steatohepatitis, or NASH, and Crohn’s disease as well as neurodegenerative diseases such as multiple sclerosis, or MS. We have developed and filed patent applications with respect to oral and nasal administration formulation of Foralumab for treatment of human diseases. These patent applications may be applicable to all mAbs for nasal and oral administration. To date, Foralumab has been studied in one Phase 1 and two Phase 2a clinical trials conducted by Novimmune in 68 patients dosed by the intravenous route of administration. In these trials, Foralumab was observed to be well-tolerated with a maximum tolerated dose (MTD) of 1 mg/dose and produced immunologic effects consistent with potential clinical benefit while demonstrating mild to moderate infusion related reactions, or IRR.

We initially investigated orally and nasally administered Foralumab for its safety and immunomodulatory activity in healthy volunteers in separate Phase 1 clinical trials. A Phase I single site, double-blind, placebo-controlled, dose-ranging clinical study dosed intranasally in healthy volunteers was initiated in November 2018 to evaluate safety and biomarkers of immunomodulation of clinical responses in healthy volunteers to dose Foralumab intranasally in collaboration with Brigham and Women’s Hospital, Harvard Medical School, Boston, MA. This clinical trial was completed in July 2019 in which 18 subjects received Foralumab treatment and 9 patients received placebo. All nasal doses were well tolerated, and no drug related safety issues were reported at any of the doses. Biomarker analysis showed significant positive immune effects, that were most prominent in the 50 µg cohort with minimal immunomodulatory effects at the 10 µg and 250 µg doses. In addition, we submitted an IND on March 18, 2019 for the oral formulation, to the FDA. The FDA requested safety data from the phase 1 trial with nasal administration of Foralumab to justify the proposed dose-range for the phase 1 trial with oral administration of enteric-coated capsules of Foralumab in healthy volunteers. We withdrew the IND on April 17, 2019. A third IND was submitted to the FDA on July 23, 2019 for a Phase I trial in healthy volunteers using orally administered Foralumab with an intent to treat progressive multiple sclerosis, or pMS. On September 9, 2019, the FDA granted approval to initiate the Phase I clinical trials to evaluate the safety and pharmacokinetics of oral Foralumab at 1.25, 2.5 and 5.0 mg/day as a single ascending dose study. The study was completed in December 2019 at Brigham and Women’s Hospital (Boston, MA USA) and the formulated Foralumab powder encapsulated in enteric-coated capsule was well-tolerated at all doses tested and there were no drug-related safety issues observed even at the highest dose of 5 mg in this trial. We intend to conduct a Phase 2 study using Crohn’s Disease patients starting in the second half of 2020 and file an IND for a Phase 2 trial using NASH patients. In addition, we intend to initiate a Phase 2 study with nasally administered Foralumab in pMS patients in the second half of 2020.

In addition, we are developing a fully human mAb targeting the IL-6R (TZLS-501) for the treatment of inflammatory and autoimmune diseases. We licensed the intellectual property from Novimmune in January 2017. This fully human mAb has a novel mechanism of action, binding to both the membrane-bound and soluble forms of the IL-6R as well as depleting circulating levels of the IL-6 in the blood. IL-6 is a major determinant in the priming of pathogenic T cells producing an inflammatory response and binding to its receptor subunit IL-6Rα on the cell membrane. The receptor IL-6Rα can be shed as a soluble, sIL6Rα, which binds to circulating IL-6 cytokine in the blood. The downstream signaling, for which soluble IL-6R is implicated, mediates the pro-inflammatory effect underlying inflammatory diseases such as rheumatoid arthritis (RA), acute respiratory distress syndrome (ARDS) and other autoimmune diseases. We believe that the novel features of TZLS-501 consisting of its dual mechanism of action to inhibit signaling by the membrane-bound and soluble IL-6 receptor and the rapid depletion of circulating IL-6 cytokines, which is the major cause of lung damage, provides this mAb with distinct advantages for treatment of COVD-19.

Recently it was reported that certain patients infected with COVID-19 may develop an uncontrolled immune response ("cytokine storm") resulting in severe damage to lung tissue which could lead to respiratory failure (Chaolin Huang, et al., Clinical features of patients infected with 2019 novel coronavirus in Wuhan, China. The Lancet, volume 395, pages 497-506. 2020. Published online January 24, 2020). Early clinical studies conducted by doctors in China suggest that anti-IL6R mAbs may be used in clinical practice for treatment of COVID-19. Consequently, China's National Health Commission has recommended the use of Roche's blockbuster drug, Actemra® for treatment of patients infected with COVID-19, with serious lung damage and elevated IL-6 levels. Actemra was first approved by the FDA in 2010 for rheumatoid arthritis. Besides Actemra®, Sanofi and Regeneron are currently exploring Kevzara®, an FDA-approved anti-IL-6 receptor therapy for rheumatoid arthritis, for treatment of severe COVID-19. We are expediting development of TZLS-501, which is in pre-clinical development, for treatment of patients infected with coronavirus COVID-19 (SARS-CoV-2). We plan to administer TZLS-501 using a proprietary formulation employing targeted delivery technology.

In preclinical studies, TZLS-501 demonstrated the potential for overcoming the limitations of other IL-6 blocking pathway drugs. Compared to tocilizumab and sarilumab, while binding to the membrane-bound IL-6R complex, TZLS-501 has been observed to have a higher affinity for the soluble IL-6 receptor from antibody binding studies conducted in cell culture. TZLS-501 also demonstrated the potential to block or reduce IL-6 signaling in mouse models of inflammation. The soluble form of IL-6 has been implicated to have a larger role in disease progression compared to the membrane-bound form (Kallen, K.J. (2002). “The role of trans-signaling via the agonistic soluble IL-6 receptor in human diseases.” Biochimica et Biophysica Acta. 1592 (3): 323–343.)

We are developing Milciclib, for which we in-licensed the intellectual property from Nerviano Medical Sciences S.r.l., or Nerviano, in January 2015, as a potential treatment for hepatocellular carcinoma, or HCC. A novel feature of Milciclib is its ability to reduce levels of microRNAs, miR-221 and miR-222. MicroRNAs are small RNA molecules that play a significant role in the regulation of gene expression. miR-221 and miR-222 are believed to be linked to the development of blood supply (angiogenesis) in cancer tumors. Levels of these microRNAs are consistently elevated in HCC patients and may contribute towards resistance to treatment with Sorafenib, a multikinase inhibitor (a drug which may inhibit the cellular division and proliferation associated with certain cancers) often prescribed to HCC patients as the Standard of Care (SOC). To date, Milciclib has been studied in a total of eight Phase 1 and Phase 2 clinical trials in 316 patients. In these trials, Milciclib was well-tolerated with minimal adverse events. We initiated a Phase 2a trial for Milciclib as a monotherapy in patients with HCC in the third quarter of 2017. This trial is a single-arm, repeated-dose (100 mg once daily; 4 days on/3 days off every 4 weeks defining each cycle), 6-month duration study to evaluate the safety, tolerability and anti-tumor activity of Milciclib in Sorafenib-refractory or intolerant patients with unresectable or metastatic advanced HCC, the most common form of liver cancer. Enrollment of 31 patients in Italy, Greece, and Israel was completed in November 2018.

In March 2019, the Independent Monitoring Committee, or IDMC, reviewed safety data from patients as of February 26, 2019 and concluded that the administration of Milciclib to patients with advanced HCC was not associated with unexpected signs or signals of toxicity. 28 out of 31 treated patients were evaluable, 14 completed the 6-month duration study. The most frequent adverse events such as diarrhea, ascites, nausea, fatigue, asthenia, fever, ataxia, headache, and rash were manageable. No drug-related deaths were recorded.

●	9 out of 14 patients (64.2%) were approved by their respective ethical committees to continue the treatment.

●	5 of the 9 patients on compassionate use had received Milciclib for a total of 9, 9, 11, 13 and 16 months.

●	As of January 17, 2020, the remaining 2 patients continuing the compassionate use treatment are in their 15th month.

●	Both median TTP and PFS were 5.9 months (95% Confidence Interval (“CI”) 1.5-6.7 months) out of the 6-months duration of the trial.

●	17 of 28 (60.7%) evaluable patients showed ‘Stable Disease’ (SD; met at least once in an 8-week interval).

●	One patient (3.6%) showed ‘Partial Response’ (PR, unconfirmed).

●	18 of 28 (64.3%) evaluable patients showed ‘Clinical Benefit Rate’ defined as CBR=CR+PR+SD (with CR representing Complete Remission).

Since overexpression of CDKs and dysregulation in pRB pathway (regulates transcription factors critical for cell cycle progression) are prominently associated with tumor cell resistance to certain chemotherapeutic drugs, inhibition of multiple CDKs is an appealing approach to improve clinical responses in cancer patient’s refractory to existing treatment options. A Phase 1 dose-escalation study of Milciclib in combination with gemcitabine in patients with refractory solid tumors exhibited clinical activity in patients including those refractory to gemcitabine. We plan to explore a combination approach in patients with HCC.

On January 13, 2020, we announced that we have appointed advisers in relation to an intended redomicile of our company to Bermuda which is anticipated to occur by second quarter 2020. As a consequence of the redomicile, we will not be seeking to re-admit our ordinary shares on AIM and will therefore seek shareholder consent for our shares to be cancelled from AIM when the redomicile occurs. In addition, we intend to cancel our ADR program and have our Bermuda common shares listed on Nasdaq.

Corporate Information

We were originally incorporated under the laws of England and Wales on February 11, 1998 with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014.

Our registered office is located at 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB and our telephone number is +44 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement and accompanying prospectus. Our agent for service of process in the United States is Tiziana Therapeutics, Inc.

The Offering

Securities offered	Ordinary shares represented by ADSs having an aggregate offering price of up to US$20,000,000.

The ADSs	Each ADS represents 5 ordinary shares, nominal value £0.03 per ordinary share.

Depositary	JPMorgan Chase Bank, N.A

Manner of offering	“At the market offering” that may be made from time to time through or to ThinkEquity, a division of Fordham Financial Management, Inc., as sales agent or principal. See “Plan of Distribution” on page S-10.

Ordinary shares to be outstanding immediately after this offering (1)	182,732,946 shares

Use of proceeds	We intend to use net proceeds from this offering to (i) advance the clinical development of Foralumab, (ii) manufacture antibodies and preclinical safety and toxicology studies for COVID-19 and (iii) our other research and development programs, working capital and other general corporate purposes. See “Use of Proceeds” on page S-9.

Nasdaq Global Market Symbol	Our ADSs are listed on The Nasdaq Global Market under the symbol “TLSA.”

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should consider carefully before making an investment decision.

(1)	The number of shares of our ordinary shares that will be outstanding after this offering is based on 153,321,181 ordinary shares outstanding as of March 31, 20209 (including 30,108,195 ordinary shares in the form of outstanding ADSs), and excludes:

●	5,126,250 ordinary shares issuable upon the exercise of share options outstanding as of March 31, 2020 at exercise prices of between $2.27 and $0.18 per ordinary share;

●	5,213,227 ordinary shares that may be issued upon the exercise of warrants to purchase ordinary shares outstanding as at March 31, 2020 at exercise prices of between $3.25 and $0.55 per ordinary share; and

●	4,041,202 ordinary shares that may be issued upon the conversion of convertible promissory notes outstanding including accrued interest at March 31, 2020, at a conversion price of $0.51 per ordinary share.

Unless otherwise indicated, this prospectus reflects and assumes no exercise of outstanding share options or warrants or conversion of convertible notes after March 31, 2020.

Unless otherwise stated, all information contained in this prospectus supplement reflects the assumed public offering price of US$3.40 per ADS, which was the closing price of an ADS representing our ordinary shares on The Nasdaq Global Market on April 9, 2020.

RISK FACTORS

An investment in the ADSs involves a high degree of risk. Prior to making a decision about investing in these securities, you should carefully consider the specific risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2018, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition or results of operations could be materially adversely affected by any of these risks which cause you to lose all or part of your investment in the offered securities.

Risks Related to our Business

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect our business and operations.

The recent outbreak of COVID-19 originated in Wuhan, China, in December 2019 and has since spread to multiple countries, including the United States and several European countries. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect our operations and those of third parties on which we rely, including by causing disruptions in the supply of our product candidates and the conduct of future clinical trials. Disruptions caused by the COVID-19 pandemic may increase the likelihood that we encounter such difficulties or delays in initiating, enrolling, conducting or completing our planned and ongoing preclinical studies and clinical trials, as applicable.

In addition, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, which could result in delays of reviews and approvals, including with respect to our product candidates. Additionally, while the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or clinical trial activities or on healthcare systems or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

Risks Related to the Offering

The actual number of ADSs we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with ThinkEquity and compliance with applicable law, we have the discretion to deliver placement notices to ThinkEquity at any time throughout the term of the sales agreement. The number of ADSs that are sold by ThinkEquity after our delivering a placement notice will fluctuate based on the market price of our ADS during the sales period and limits we set with ThinkEquity

The ADSs offered under this prospectus supplement and the accompanying base prospectus may be sold in “at the market” offerings, and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their ADSs as a result of sales made at prices lower than the prices they paid.

Our senior management team may invest or spend the net proceeds of this offering, if any, in ways with which you may not agree or in ways which may not yield a significant return.

Our senior management will have broad discretion over, and we could spend, the net proceeds from this offering, if any, in ways with which the holders of ordinary shares or ADSs may not agree or that do not yield a favorable return, if any. We expect to use our existing cash and cash equivalents and the net proceeds from this offering, if any, to (i) advance the clinical development of Foralumab, (ii) manufacture antibodies and preclinical safety and toxicology studies for COVID-19 and (iii) our other research and development programs, working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, our senior management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares or ADSs.

We may re-incorporate in another jurisdiction, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

We may relocate the home jurisdiction of our business from the United Kingdom to another jurisdiction. We have announced that we have appointed advisers in relation to an intended redomicile of the Company to Bermuda, which is anticipated to occur by the second quarter of 2020.

If we redomicile to Bermuda or determine to redomicile to any other jurisdiction, the laws of such jurisdiction would likely govern all of our material agreements. In this circumstance, the rights of shareholders could be substantially different under the corporate law of the jurisdiction to which we might migrate than they are under English law. Moreover, the system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States or the United Kingdom. Furthermore, we may decide to terminate the ADS facility in connection with a redomicile. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We may terminate the deposit agreement, without the prior consent of the ADS holders.

We and the depository are entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement, without the prior consent of the ADS holders.

Furthermore, we may decide to terminate the ADS facility at any time for any reason. If the ADS facility will terminate, ADS holders will receive prior notice, but no prior consent is required from them. Under the circumstances that we terminate the deposit agreement, the ADS holders may be forced to surrender their ADSs and become direct holders of our underlying ordinary shares.

We may lose our foreign private issuer status in the future, which would result in significant additional costs and expenses.

In the future, we may lose our foreign private issuer status if a majority of our shareholders and a majority of our directors or management are US citizens or residents. If we lose our foreign private issuer status, we will have to mandatorily comply with US federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We will be required to file periodic reports and registration statements on US domestic issuer forms containing financial statements prepared in accordance with US generally accepted accounting principles, or US GAAP, with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, if we lose our status as a foreign private issuer we will become subject to the Nasdaq corporate governance requirements, which are more strenuous than the corporate governance requirements than those applicable to companies with shares admitted to trading on the London Stock Exchange. As a result, the regulatory and compliance costs to us may be significantly higher if we cease to qualify as a foreign private issuer.

A change in our tax residence could have a negative effect on our future profitability.

It is possible that in the future, we could become, or be regarded as having become, a resident in a jurisdiction other than the United Kingdom. Should we cease to be tax resident in the United Kingdom, we may have exposure related to unexpected tax liabilities, such as a charge of United Kingdom capital gains tax on a deemed disposal at market value of its assets and of unexpected tax charges in other jurisdictions on its income. Similarly, if the tax residency of any of our subsidiaries were to change from their current jurisdiction for any of the reasons listed above, we may be subject to a charge of local capital gains tax on the assets. If we become incorporated in Bermuda, the Takeover Code will not apply to us.

Bermuda law does not contain any provisions similar to those contained in the Takeover Code applicable in the UK which are designed to regulate the way in which takeovers are conducted. It is therefore possible that an offeror may gain control of us in circumstances where our non-selling holders do not receive, or are not given the opportunity to receive, the benefit of any control premium.

We will need to raise additional capital to meet our business requirements in the future, which is likely to be challenging, could be highly dilutive and may cause the market price of our securities to decline.

In order to meet our business objectives, we will need to raise additional capital, which may not be available on reasonable terms, or at all. We anticipate that, if we raise such additional capital, we will use such additional capital to accomplish the following:

●	finance our current operating expenses;

●	finance our clinical trials;

●	pursue growth opportunities;

●	hire and retain qualified management and key employees;

●	respond to competitive pressures;

●	comply with regulatory requirements; and

●	maintain compliance with applicable laws.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in substantial dilution for our current stockholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional ordinary shares or securities convertible into or exchangeable or exercisable for our ordinary shares in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our securities to decline and existing stockholders may not agree with our financing plans or the terms of such financings.

Any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail or cease our business operations.

Purchasers in this offering will experience immediate dilution in the net tangible book value of their investment.

Purchasers of the ADSs in this offering will experience an immediate dilution in the net tangible book value of the ADSs purchased in this offering because the price per share of ADSs in this offering is substantially higher than the net tangible book value of each ADS outstanding immediately after this offering. The net tangible book value of ADSs as of December 31, 2019 was approximately $3.8 million, or approximately $0.14 per ADS. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase ADSs in this offering.

The prices of the ADSs and our ordinary shares may be volatile and fluctuate substantially, which could result in substantial losses for holders of the ADSs and our ordinary shares.

The market prices of the ADSs on The Nasdaq Global Market and of our ordinary shares on AIM may be volatile and fluctuate substantially. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, holders of the ADSs and our ordinary shares may not be able to sell their ADSs or ordinary shares at or above the price at which they were purchased. The market price for the ADSs and ordinary shares may be influenced by many factors, including:

●	the success of competitive products or technologies;

●	results of clinical trials of Foralumab, anti-IL6R mAb and Milciclib and any other future product candidate that we develop;

●	results of clinical trials of product candidates of our competitors;

●	changes or developments in laws or regulations applicable to Foralumab, anti-IL6R mAb and Milciclib and any other future product candidates that we develop;

●	our entry into, and the success of, any collaboration agreements with third parties;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the level of expenses related to any of our product candidates or clinical development programs;

●	the results of our efforts to discover, develop, acquire or in-license additional product candidates, products or technologies;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	market conditions in the biotechnology and pharmaceutical sectors;

●	general economic, industry and market conditions;

●	the trading volume of ADSs on The Nasdaq Global Market and of our ordinary shares on AIM; and

●	the other factors described in this “Risk Factors” section.

The dual listing of our ordinary shares and ADSs may adversely affect the liquidity and value of our ADSs.

Our ADSs are traded on The Nasdaq Global Market, and our ordinary shares are listed on AIM. The dual listing of our ordinary shares and ADSs may dilute the liquidity of these securities in one or both markets and may adversely affect the maintenance of an active trading market for our ADSs in the United States. The price of our ADSs could also be adversely affected by trading in our ordinary shares on AIM. Although our ordinary shares are currently listed on AIM, we may decide at some point in the future to delist our ordinary shares from AIM, and our ordinary shareholders may approve such delisting.

In this circumstance, shareholders on the AIM market, either because they are not permitted to hold such securities or for other reasons, may seek to convert their shares into ADSs and sell them on The Nasdaq Global Market as the date for de-listing from the AIM market draws near, which could cause the trading price of our ADSs on The Nasdaq Global Market to decline. We are also contemplating eliminating our ADS facility, with the intent of having common shares traded on Nasdaq, which would then be our only publicly-traded security. Terminating the facility may obligate us to pay fees to our Depositary. There can be no assurance that the liquidity of the our shares or ADS would not be impaired.

Holders of our ADSs have fewer rights than our shareholders and must act through the depositary to exercise their rights.

Holders of our ADSs do not have the same rights as our shareholders and may only exercise their voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement. Holders of the ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the ordinary shares represented by the ADSs. When a general meeting is convened, if you hold ADSs, you may not receive sufficient notice of a shareholders’ meeting to permit you to withdraw the ordinary shares underlying your ADSs to allow you to vote with respect to any specific matter. We will make all commercially reasonable efforts to cause the depositary to extend voting rights to you in a timely manner, but we cannot assure you that you will receive voting materials in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Furthermore, the depositary will not be liable for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if your ADSs are not voted as you request. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders’ meeting.

If securities or industry analysts cease to publish research reports about us or our industry, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs is influenced by research reports that industry or securities analysts publish about us or our industry. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs to decline.

We have no present intention to pay dividends on our ordinary shares in the foreseeable future and, consequently, your only opportunity to achieve a return on your investment during that time is if the price of the ADSs appreciates.

We have never paid or declared any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under English law, among other things, we may only pay dividends if we have sufficient distributable reserves (on a non-consolidated basis), which are our accumulated realized profits that have not been previously distributed or capitalized less our accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital. Any recommendation by our board of directors to pay dividends will depend on many factors, including our financial condition, results of operations, legal requirements and other factors. Accordingly, if the price of the ADSs falls in the foreseeable future, you will incur a loss on your investment, without the likelihood that this loss will be offset in part or at all by potential future cash dividends.

USE OF PROCEEDS

We may issue and sell ordinary shares represented by ADSs having aggregate sales proceeds of up to US$20,000,000 from time to time. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby to (i) advance the clinical development of Foralumab, (ii) manufacture antibodies and preclinical safety and toxicology studies for COVID-19 and (iii) our other research and development programs, working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so.

Management’s plans for the use of the proceeds of this offering are subject to change due to unforeseen events and opportunities, and the amounts and timing of our actual expenditures depend on several factors, including our expansion plans and the amount of cash generated or used by our operations. We cannot specify with certainty the particular uses for the net proceeds to be received upon completion of this offering. Accordingly, our management will have broad discretion in using the net proceeds of this offering. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DILUTION

If you purchase ADSs in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per ADS you will pay in this offering and the pro forma net tangible book value per ADS after this offering.

Our historical net tangible book value as of June 30, 2019, was approximately ($3.8 million), corresponding to a net tangible book value of ($0.03) per ordinary share or ($0.14) per ADS (using the ratio of 5 ordinary shares to one ADS), as of such date. We calculate our historical net tangible book value per share or per ADS by taking the amount of our total tangible assets, subtracting the amount of our total liabilities, and then dividing the difference by the actual total number of ordinary shares or ADSs outstanding, as applicable.

After giving effect to (i) the sale of $1,784,914 (£1,475,322) of convertible unsecured loan notes and warrants in November 2019, (ii) the issuance of 190,698 ordinary shares in satisfaction of a consultancy fee of $105,577 (£82,000) in November 2019, (iii) the sale of $156,564 (£120,000) of convertible unsecured loan notes in January 2020 and (iv) the sale of 3,333,333 ADSs by us in a public offering in March 2020, our pro forma net tangible book value as of June 30, 2019 would have been $5,085,300 (equal to $0.16 per ADS).

After giving effect to the sale of ADSs in the aggregate amount of US$20 million at an assumed offering price of US$3.40 per ADS, which was the closing price of ADSs on The Nasdaq Global Market on April 9, 2020, and after deducting estimated offering commissions and expenses payable by us, our pro forma, as adjusted net tangible book value as of June 30, 2019 would have been would have been $0.134 per ordinary share (equal to $0.67 per ADS). This represents an immediate increase in net tangible book value of $0.10 per ordinary share (equal to $0.51 per ADS) to existing shareholders and an immediate dilution of $0.55 per ordinary share (equal to $2.73 per ADS) to new investors purchasing ADSs in this offering. Dilution per ADS or ordinary share to new investors is determined by subtracting the as adjusted net tangible book value per ADS or ordinary share after this offering from the public offering price per ADS paid by new investors.

The following table illustrates this dilution on an ADS basis:

Public offering price per ADS		$3.40
Pro forma net tangible book value per ADS as at June 30, 2019	$0.16
Increase in net tangible book value per ADS attributable to purchasers purchasing ADSs in this offering	$0.51
Pro forma, as adjusted net tangible book value per ADS		$0.67
Dilution per ADS to purchasers in this offering		$2.73

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated April 10, 2020, with ThinkEquity under which we may issue and sell up to US$20,000,000 of ADSs representing our ordinary shares from time to time pursuant to this prospectus supplement through or to ThinkEquity acting as sales agent or principal.

The Agent may sell the ADSs by any method permitted by law deemed to be an “at the market offering” ” as defined in Rule 415(a)(4) under the Securities Act, including ordinary brokers’ transactions on Nasdaq, directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transaction..

Each time that we wish to sell ADSs under the Sales Agreement, we will provide the Agent with a placement notice describing the number of ADSs to be sold, the time period during which sales are requested to be made, any limitation on the number of ADSs that may be sold in any one day and any minimum price below which sales may not be made. We may instruct ThinkEquity not to sell ADSs if the sales cannot be effected at or above the price designated by us from time to time. We or ThinkEquity may suspend the offering of ADSs upon notice and subject to other conditions.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the Sales Agreement, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ADSs up to the amount specified on such terms. Unless otherwise specified, the settlement between us and the Agent will occur on the second trading day following the date on which the sale was made. The obligation of the Agent under the Sales Agreement to sell ADSs pursuant to a placement notice is subject to a number of conditions. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent a commission of up to 2.5% of the gross proceeds of the sales price of all ADSs sold through the Agent as sales agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse ThinkEquity for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $25,000.

We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the Sales Agreement, will be approximately US$50,000.

In connection with the sale of ADSs contemplated in this prospectus supplement, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to ThinkEquity against certain civil liabilities, including liabilities under the Securities Act.

Sales of ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon.

The offering of ADSs pursuant to the Sales Agreement will terminate on the earlier of (1) the sale of all of the ADSs subject to the Sales Agreement, (2) termination of the Sales Agreement by us or the Agent or (3) June 11, 2020.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been or will be filed with the SEC as an exhibit to a Report on Form 6-K filed under the Exchange Act and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Agent does not have any relationship with us other than its role as a sales agent for our current “at the market offerings” of ADSs. The Agent and its affiliates may in the future provide various investment banking and other financial services for us, for which services they may in the future receive customary fees.

In addition, on March 16, 2020, we closed an underwritten follow-on public offering (the “Offering”) of 3,333,333 ADSs (representing 16,666,665 new ordinary shares) at a price to the public of $3.00 per ADS raising gross proceeds of approximately $10 million (before deducting underwriting discount, commissions and offering expenses). We also granted the underwriters a 45-day option to purchase up to an additional 499,999 ADSs solely to cover over-allotment. ThinkEquity acted as the sole book-running manager for the Offering and was paid (i) $700,000 in underwriting commissions (7.0% of the public offering price) and (ii) a non-accountable expense allowance equal to $100,000 (1.0% of the gross proceeds received at the closing of the Offering). We also paid certain of ThinkEquity’s out-of-pocket expenses relating to the Offering, including, but not limited to, the fees and expenses of the ThinkEquity’s legal counsel, up to a maximum of $75,000, $29,500 for fees and expenses for the underwriter’s use of book-building, prospectus tracking and compliance software for the Offering; and up to $20,000 of the underwriter’s actual accountable road show expenses for the Offering.

LEGAL MATTERS

The validity of our ordinary shares registered hereby and certain other matters of English law will be passed upon for us by Orrick, Herrington & Sutcliffe (UK) LLP and certain matters of U.S. federal law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the sales agent by Gracin & Marlow, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Tiziana Pharma Limited as of December 31, 2017 and 2018, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance on the report of Mazars LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of Mazars LLP is Tower Bridge House, St Katharine’s Way, London E1W 1DD.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ending December 30, 2018 has been filed with the SEC. The Company has also filed periodic reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2018;

●	our Reports on Form 6-K furnished to the SEC on April 24, 2019, April 25, 2019, May 1, 2019, May 2, 2019, May 7, 2019, May 31, 2019, June 3, 2019, June 24, 2019, July 1, 2019, July 22, 2019, August 6, 2019, September 4, 2019, September 10, 2019, September 16, 2019, September 30, 2019, October 30, 2019, November 1, 2019, November 20, 2019, December 4, 2020, January 9, 2020, January 13, 2020, January 21, 2020, January 23, 2020, February 3, 2020, February 4, 2020, February 18, 2020, February 20, 2020, March 11, 2020, March 12, 2020, March 13, 2020, March 16, 2020; April 1, 2020 and April 9, 2020;

●	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tiziana Life Sciences PLC
3rd Floor, 11-12 St James’s Square,
London SW1Y 4LB
+44 20 7495 2379

You may also access these documents on our website, www.tizianalifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$75,000,000
Ordinary Shares
American Depositary Shares Representing Ordinary Shares
Warrants
Units

We may offer, issue and sell from time to time up to $75,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, in the form of American Depositary Shares, or ADSs, warrants to purchase ordinary shares, in the form of ADSs and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents 5 ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ADSs, ordinary shares, warrants, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can More Find Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs issued in connection with our November 2018 initial public offering in the United States are listed on The Nasdaq Global Market under the symbol “TLSA”. On January 29, 2020, the last reported price of our ADSs on The Nasdaq Global Market was $2.50 per ADS.

Our ordinary shares trade on AIM, a market of the London Stock Exchange plc, or London Stock Exchange, under the symbol “TILS.” On January 29, 2020, the last reported price of our ordinary shares was £0.40 per share (equivalent to $2.60 per ADS based on an exchange rate of £1.00 to $1.30).

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Throughout this prospectus, unless otherwise designated, the terms “Tiziana,” “Tiziana Life Sciences plc,” “the company,” “we,” “us” and “our” refer to Tiziana Life Sciences plc and its wholly owned subsidiaries, Tiziana Therapeutics, Inc., Tiziana Pharma Limited and Longevia Genomics S.r.l.. References to “ordinary shares”, “ADSs”, “warrants” and “share capital” refer to the ordinary shares, ADSs, warrants and share capital, respectively, of Tiziana Life Sciences plc.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002.

We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, become a “large accelerated filer” as defined in Rule 12b-2 of the Exchange Act, or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” “Risk Factors,” and “Business.” All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

We are a biotechnology company that is focused on the discovery and development of novel molecules and related diagnostics to treat high unmet medical needs in oncology and immunology. Our mission is to design and deliver next generation therapeutics and diagnostics for oncology and immune diseases of high unmet medical need by combining deep understanding of disease biology with clinical development expertise. We employ a lean and virtual research and development, or R&D, model using highly experienced teams of experts for each business function to maximize value accretion by focusing resources on the drug discovery and development processes.

Our lead product candidate in immunology is Foralumab (TZLS-401), which we believe is the only fully human anti-cluster of differentiation 3, or anti-CD3, monoclonal antibody, or mAb, in clinical development. We believe that based on the concepts of mucosal tolerance, oral or intranasal administration of Foralumab has the potential to reduce inflammation while minimizing the toxicity and related side effects. We believe the switch from intravenous administration to oral and nasal administration is a ‘game changer’ for treatment with mAbs as it could improve patient’s compliance and safety. MAbs represent a single pure antibody produced by single clones and are an important class of human therapeutics for treating cancers and autoimmune diseases. The global market opportunity for mAb therapeutics is greater than $86 billion. Generation of antibodies for use in humans developed in animals, lead to strong, immune responses limiting their effectiveness and potentially leading to severe side effects. A process known as “humanization” removes most of the animal components of the antibody thereby lowering the immune response from the human immune system. The entire omission of other animal material, as in fully human antibodies, is the optimal goal to avoid incompatibility with the human immune system.

Our lead product candidate in oncology is Milciclib (TZLS-201), which is an orally bioavailable, small molecule broad spectrum inhibitor of cyclin-dependent kinases, or CDKs, and Sarcoma, or Src, family kinases. CDKs are a highly conserved family of enzymes that phosphorylate a specific group of proteins that are involved in regulating the cell cycle. The cell cycle is a series of events that takes place in cells leading to division and duplication of its DNA to produce two daughter cells. Src family kinases are non-receptor tyrosine kinase proteins encoded by the Src gene also involved in regulating cell growth and potential transformation of normal cells to cancer cells. We have a drug discovery pipeline of small molecule new chemical entities, or NCEs, and biologics. Milciclib has Orphan Drug Designation (ODD) in the U.S. and EU for thymic cancer (thymic epithelial tumor or TET) such as thymic carcinoma dn thymoma.

We are developing Foralumab, for which we in-licensed the intellectual property from Novimmune SA, or Novimmune, in December 2014, as a potential treatment for non-alcoholic steatohepatitis, or NASH, and Crohn’s disease as well as neurodegenerative diseases such as multiple sclerosis, or MS. We have developed and filed patent applications with respect to oral and nasal administration formulation of Foralumab for treatment of human diseases. These patent applications may be applicable to all mAbs for nasal and oral administration. To date, Foralumab has been studied in one Phase 1 and two Phase 2a clinical trials conducted by Novimmune in 68 patients dosed by the intravenous route of administration. In these trials, Foralumab was observed to be well-tolerated with a maximum tolerated dose (MTD) of 1 mg/dose and produced immunologic effects consistent with potential clinical benefit while demonstrating mild to moderate infusion related reactions, or IRR.

We initially investigated orally and nasally administered Foralumab for its safety and immunomodulatory activity in healthy volunteers in separate Phase 1 clinical trials. A Phase I single site, double-blind, placebo-controlled, dose-ranging clinical study dosed intranasally in healthy volunteers was initiated in November 2018 to evaluate safety and biomarkers of immunomodulation of clinical responses planned in healthy volunteers to dose Foralumab intranasally. in collaboration with Brigham and Women’s Hospital, Harvard Medical School, Boston, MA. This clinical trial was recently completed in July 2019 in which 18 subjects received Foralumab treatment and 9 patients received placebo. All nasal doses were well tolerated, and no drug related safety issues were reported at any of the doses. Biomarker analysis showed significant positive immune effects, that were most prominent in the 50 µg cohort with minimal immunomodulatory effects at the 10 µg and 250 µg doses. In addition, we submitted an IND on March 18, 2019 for the oral formulation, to the FDA. The FDA requested safety data from the phase 1 trial with nasal administration of Foralumab to justify the proposed dose-range for the phase 1 trial with oral administration of enteric-coated capsules of Foralumab in healthy volunteers. We withdrew the IND on April 17, 2019. A third IND was submitted to the FDA on July 23, 2019 for a Phase I trial in healthy volunteers using orally administered Foralumab with an intent to treat progressive multiple sclerosis, or pMS. On September 9, 2019, the FDA granted approval to initiate the Phase I clinical trials to evaluate the safety and pharmacokinetics of oral Foralumab at 1.25, 2.5 and 5.0 mg/day as a single ascending dose study. The study was completed in December 2019 at Brigham and Women’s Hospital (Boston, MA USA) and the formulated Foralumab powder encapsulated in enteric-coated capsule was well-tolerated at all doses tested and there were no drug-related safety issues observed even at the highest dose of 5 mg in this trial. We intend to conduct a Phase 2 study using Crohn’s Disease patients starting in the second half of 2020 and file an IND for a Phase 2 trial using NASH patients.

We are developing Milciclib, for which we in-licensed the intellectual property from Nerviano Medical Sciences S.r.l., or Nerviano, in January 2015, as a potential treatment for hepatocellular carcinoma, or HCC. A novel feature of Milciclib is its ability to reduce levels of microRNAs, miR-221 and miR-222. MicroRNAs are small RNA molecules that play a significant role in the regulation of gene expression. miR-221 and miR-222 are believed to be linked to the development of blood supply (angiogenesis) in cancer tumors. Levels of these microRNAs are consistently elevated in HCC patients and may contribute towards resistance to treatment with Sorafenib, a multikinase inhibitor (a drug which may inhibit the cellular division and proliferation associated with certain cancers) often prescribed to HCC patients as the Standard of Care (SOC). To date, Milciclib has been studied in a total of eight Phase 1 and Phase 2 clinical trials in 316 patients. In these trials, Milciclib was well-tolerated with minimal adverse events. We initiated a Phase 2a trial for Milciclib as a monotherapy in patients with HCC in the third quarter of 2017. This trial is a single-arm, repeated-dose (100 mg once daily; 4 days on/3 days off every 4 weeks defining each cycle), 6-month duration study to evaluate the safety, tolerability and anti-tumor activity of Milciclib in Sorafenib-refractory or intolerant patients with unresectable or metastatic advanced HCC, the most common form of liver cancer. Enrollment of 31 patients in Italy, Greece, and Israel was completed in November 2018.

In March 2019, the Independent Monitoring Committee, or IDMC, reviewed safety data from patients as of February 26, 2019 and concluded that the administration of Milciclib to patients with advanced HCC was not associated with unexpected signs or signals of toxicity. 28 out of 31 treated patients were evaluable, 14 completed the 6-month duration study. The most frequent adverse events such as diarrhea, ascites, nausea, fatigue, asthenia, fever, ataxia, headache, and rash were manageable. No drug-related deaths were recorded.

●	9 out of 14 patients (64.2%) were approved by their respective ethical committees to continue the treatment.

●	5 of the 9 patients on compassionate use had received Milciclib for a total of 9, 9, 11, 13 and 16 months.

●	As of January 17, 2020, the remaining 2 patients continuing the compassionate use treatment are in their 15th month.

●	Both median TTP and PFS were 5.9 months (95% Confidence Interval (“CI”) 1.5-6.7 months) out of the 6-months duration of the trial.

●	17 of 28 (60.7%) evaluable patients showed ‘Stable Disease’ (SD; met at least once in an 8-week interval).

●	One patient (3.6%) showed ‘Partial Response’ (PR, unconfirmed).

●	18 of 28 (64.3%) evaluable patients showed ‘Clinical Benefit Rate’ defined as CBR=CR+PR+SD (with CR representing Complete Remission).

Since overexpression of CDKs and dysregulation in pRB pathway (regulates transcription factors critical for cell cycle progression) are prominently associated with tumor cell resistance to certain chemotherapeutic drugs, inhibition of multiple CDKs is an appealing approach to improve clinical responses in cancer patient’s refractory to existing treatment options. A Phase 1 dose-escalation study of Milciclib in combination with gemcitabine in patients with refractory solid tumors exhibited clinical activity in patients including those refractory to gemcitabine. We plan to explore a combination approach in patients with HCC.

A Phase 2b trial for Milciclib in combination with a tyrosine kinase inhibitor (TKI) such as Sorafenib (Nexavar®) or regorafenib (Stivarga®), used to treat some types of kidney, liver and thyroid cancers in patients with HCC is expected to be initiated in the second half of 2019.

In addition, we are developing a fully human mAb targeting the IL-6R (TZLS-501) for the treatment of inflammatory and autoimmune diseases. We licensed the intellectual property from Novimmune in January 2017. This fully human mAb has a novel mechanism of action, binding to both the membrane-bound and soluble forms of the IL-6R as well as depleting circulating levels of the IL-6 in the blood. Excessive production of IL-6 is regarded as a key driver of chronic inflammation, associated with autoimmune diseases such as multiple myeloma, oncology indications and rheumatoid arthritis, and we believe that TZLS-501 may have potential therapeutic value for these indications.

In preclinical studies, TZLS-501 demonstrated the potential for overcoming the limitations of other IL-6 blocking pathway drugs. Compared to tocilizumab and sarilumab, while binding to the membrane-bound IL-6R complex, TZLS-501 has been observed to have a higher affinity for the soluble IL-6 receptor from antibody binding studies conducted in cell culture. TZLS-501 also demonstrated the potential to block or reduce IL-6 signaling in mouse models of inflammation. The soluble form of IL-6 has been implicated to have a larger role in disease progression compared to the membrane- bound form (Kallen, K.J. (2002). “The role of trans-signaling via the agonistic soluble IL-6 receptor in human diseases.” Biochimica et Biophysica Acta. 1592 (3): 323 – 343.)

Our ADSs issued in connection with our November 2018 initial public offering in the United States are listed on The Nasdaq Global Market under the symbol “TLSA”. On January 21, 2020, the last reported price of our ADSs on The Nasdaq Global Market was $2.77 per ADS. Our ordinary shares trade on AIM, a market of the London Stock Exchange plc, or London Stock Exchange, under the symbol “TILS.” On January 21, 2020, the last reported price of our ordinary shares was £0.425 per share (equivalent to $2.78 per ADS based on an exchange rate of £1.00 to $1.31).

On January 13, 2020, we announced that we have appointed advisers in relation to an intended redomicile of our company to Bermuda which is anticipated to occur by second quarter 2020. As a consequence of the redomicile, we will not be seeking to re-admit our ordinary shares on AIM and will therefore seek shareholder consent for our shares to be cancelled from AIM when the redomicile occurs. In addition, we intend to cancel our ADR program and have our Bermuda common shares listed on Nasdaq.

Corporate Information

We were originally incorporated under the laws of England and Wales on February 11, 1998 with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014.

Our registered office is located at 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB and our telephone number is +44 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is Tiziana Therapeutics, Inc.

“Tiziana,” the Tiziana logo and other trademarks or service marks of Tiziana Life Sciences plc appearing in this prospectus are the property of Tiziana or our subsidiaries. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the Company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

We were originally incorporated under the laws of England and Wales on February 11, 1998 under the name of Bigboom plc, with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014.

Our registered office is located at 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB and our telephone number is +44 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement.

Current authorized share capital

Not applicable.

Current issued share capital

As of January 30, 2020, our issued share capital was 136,654,516 ordinary shares with a nominal value of £0.03 per share. Each issued ordinary share is fully paid.

Information about the Ordinary Shares

In accordance with our Articles of Association, or Articles, the following summarizes the rights of holders of our ordinary shares:

●	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

●	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

●	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Registered Shares

We are required by the U.K. Companies Act 2006, or the Companies Act, to keep a register of our shareholders. Under English law, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Link Asset Services.

Potential future holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. Potential future holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of the American Depositary Shares” in this prospectus.

Under the Companies Act, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the share register to reflect any ordinary shares being sold in any potential offering, including updating the share register with the number of ordinary shares to be issued to the depositary upon the closing of any such offering in the future. We also are required by the Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders, or any other affected person may apply to the court for rectification of the share register if:

●	the name of any person, without sufficient cause, is entered in or omitted from our register of members; or

●	default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such delay does not prevent dealings in the shares taking place on an open and proper basis.

Pre-emptive Rights

English law generally provides shareholders with pre-emptive rights when new shares are issued for cash; however, it is possible for the Articles, or shareholders by special resolution, to exclude pre-emptive rights. Such an exclusion of pre-emptive rights may be for a maximum period of up to five years from the date of adoption of the Articles, if the exclusion is contained in the Articles, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution. In either case, this exclusion would need to be renewed by our shareholders upon its expiration (i.e., at least every five years). Typically U.K. public companies renew the disapplication of pre-emption rights on an annual basis or their annual general meeting. On June 25, 2018, our shareholders approved the exclusion of pre-emptive rights for a period of 15 months or the date of the next annual general meeting, which exclusion is for a number of shares equal to 20% of the issued share capital at the time of passing of the resolution and which will need to be renewed upon expiration (i.e., the earlier of 15 months from the date of passing the resolution on the date of the next annual general meeting) to remain effective.

Articles of Association

Our Articles were adopted by a special resolution of the founder shareholder passed at a general meeting on June 30, 2016. A summary of the terms of the Articles is set out below. The summary below is not a complete copy of the terms of the Articles.

The Articles contain no specific restrictions on our purpose and therefore, by virtue of section 31(1) of the Companies Act, our purpose is unrestricted.

The Articles contain, among other things, provisions to the following effect:

Share Capital

Our share capital currently consists of ordinary shares. Subject to the Companies Act and to any rights attached to existing shares, we may issue shares with such rights or restrictions as may be determined by ordinary resolution or if no ordinary resolution has been passed or so far as such ordinary resolution does not make specific provision, as the board may determine. In addition, shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares may be issued with the board determining the terms and conditions of such redemption.

Voting

The shareholders have the right to receive notice of, and to vote at, our general meetings. Each shareholder who is present in person (or, being a corporation, by representative) at a general meeting on a show of hands has one vote and, on a poll, every such holder who is present in person (or, being a corporation, by representative) or by proxy has one vote in respect of every share held by him.

Variation of Rights

Subject to the Companies Act, whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, held in accordance with the Articles.

Dividends

We may, subject to the provisions of the Companies Act and the Articles, by ordinary resolution from time to time declare dividends to be paid to shareholders not exceeding the amount recommended by our board of directors. Subject to the provisions of the Companies Act, in so far as, in the board of directors’ opinions, our profits justify such payments, the board of directors may pay interim dividends on any class of our shares.

Any dividend unclaimed after a period of 12 years from the date such dividend was declared or became payable shall, if the board of directors resolve, be forfeited and shall cease to remain owing by us. No dividend or other moneys payable on or in respect of a share shall bear interest as against us.

Transfer of Ordinary Shares

Each member may transfer all or any of his shares which are in certificated form by means of an instrument of transfer in any usual form or in any other form which the board of directors may approve. Each member may transfer all or any of his shares which are in uncertificated form by means of a “relevant system” (i.e., the CREST System) in such manner provided for, and subject as provided in, the CREST Regulations.

The Board may, in its absolute discretion, refuse to register a transfer of certificated shares unless:

(i)	it is for a share which is fully paid up;

(ii)	it is for a share upon which the company has no lien;

(iii)	it is only for one class of share;

(iv)	it is in favor of a single transferee or no more than four joint transferees;

(v)	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the board of directors to be exempt from stamp duty; and

(vi)	it is delivered for registration to the registered office of the company (or such other place as the board of directors may determine), accompanied (except in the case of a transfer by a person to whom the company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the board of directors may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

The board of directors may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the CREST Regulations and the CREST System.

Allotment of Shares and Pre-emption Rights

Subject to the Companies Act and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the board of directors may determine (including shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder of such shares).

In accordance with section 551 of the Companies Act, the board of directors may be generally and unconditionally authorized to exercise all the powers of the company to allot shares up to an aggregate nominal amount equal to the amount stated in the relevant ordinary resolution authorizing such allotment.

The provisions of section 561 of the Companies Act (which confer on shareholders rights of pre-emption in respect of the allotment of equity securities which are paid up in cash) apply to the company except to the extent disapplied by special resolution of the company. Such pre-emption rights have been disapplied, in part, pursuant to the special resolution passed on June 25, 2018.

Alteration of Share Capital

The company may by ordinary resolution consolidate or divide all of its share capital into shares of larger nominal value than its existing shares, or cancel any shares which, at the date of the ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the nominal amount of shares so cancelled or sub-divide its shares, or any of them, into shares of smaller nominal value.

The company may, in accordance with the Companies Act, reduce or cancel its share capital or any capital redemption reserve or share premium account in any manner and with and subject to any conditions, authorities and consents required by law.

Board of Directors

Unless otherwise determined by the company by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than two, but there shall be no maximum number of directors.

Subject to the Articles and the Companies Act, the company may by ordinary resolution appoint a person who is willing to act as a director and the board of directors shall have power at any time to appoint any person who is willing to act as a director, in both cases either to fill a vacancy or as an addition to the existing board of directors.

At every annual general meeting any director who either (i) has been appointed by the board of directors since the last annual general meeting or (ii) was not elected or re-elected at one of the preceding two annual general meetings, must retire from office and may offer themselves for re-election by the shareholders by ordinary resolution.

Subject to the provisions of the Articles, the board of directors may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, call a meeting of the directors.

The quorum for a meeting of the board of directors shall be fixed from time to time by a decision of the board of directors, but it must never be less than two and unless otherwise fixed, it is two.

Questions and matters requiring resolution arising at a meeting shall be decided by a majority of votes of the participating directors, with each director having one vote. In the case of an equality of votes, the chairman will only have a casting vote or second vote (unless he is not entitled to vote on the resolution in question).

Directors shall be entitled to receive such remuneration as the board shall determine for their services to the company as directors, and for any other service which they undertake for the company provided that the aggregate fees payable to the directors must not exceed £250,000 per annum or such higher amount as decided by ordinary resolution. The directors shall also be entitled to be paid all reasonable expenses properly incurred by them in connection with their attendance at meetings of shareholders or class meetings, board of director or committee meetings or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

The board of directors may, in accordance with the requirements in the Articles, authorize any matter proposed to them by any director which would, if not authorized, involve a director breaching his duty under the Companies Act, to avoid conflicts of interests.

A director seeking authorization in respect of such conflict shall declare to the board of directors the nature and extent of his interest in a conflict as soon as is reasonably practicable. The director shall provide the board with such details of the matter as are necessary for the board to decide how to address the conflict together with such additional information as may be requested by the board.

Any authorization by the board of directors will be effective only if:

(i)	to the extent permitted by the Companies Act, the matter in question shall have been proposed by any director for consideration in the same way that any other matter may be proposed to the directors under the provisions of the Articles;

(ii)	any requirement as to the quorum for consideration of the relevant matter is met without counting the conflicted director and any other conflicted director; and

(iii)	the matter is agreed to without the conflicted director voting or would be agreed to if the conflicted director’s and any other interested director’s vote is not counted.

Subject to the provisions of the Companies Act, every director, secretary or other officer of the company (other than an auditor) is entitled to be indemnified against all costs, charges, losses, damages and liabilities incurred by him in the actual purported exercise or discharge of his duties or exercise of his powers or otherwise in relation to them.

General Meetings

The company must convene and hold annual general meetings in accordance with the Companies Act. Under the Companies Act, an annual general meeting must be called by notice of at least 21 days.

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by the Articles, two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Borrowing Powers

Subject to the Articles and the Companies Act, the board of directors may exercise all of the powers of the company to:

(a)	borrow money;

(b)	indemnify and guarantee;

(c)	mortgage or charge;

(d)	create and issue debentures and other securities; and

(e)	give security either outright or as collateral security for any debt, liability or obligation of the company or of any third party.

The borrowing powers are restricted to the sum of £25,000,000 but this limit may be increased by ordinary resolution of shareholders.

Capitalization of profits

The directors may, if they are so authorized by an ordinary resolution of the shareholders, decide to capitalize any undivided profits of the company (whether or not they are available for distribution), or any sum standing to the credit of the company’s share premium account or capital redemption reserve. The directors may also, subject to the aforementioned ordinary resolution, appropriate any sum which they so decide to capitalize to the persons who would have been entitled to it if it were distributed by way of dividend and in the same proportions.

Uncertificated Shares

Subject to the Companies Act, the board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (i.e., the CREST System) without a certificate.

The board of directors may take such steps as it sees fit in relation to the evidencing of and transfer of title to uncertificated shares, any records relating to the holding of uncertificated shares and the conversion of uncertificated shares to certificated shares, or vice-versa.

The board of directors may by notice to the holder of an uncertificated share, require that share to be converted into certificated form.

The board of directors may take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertified share or otherwise to enforce a lien in respect of it.

Other Relevant Laws and Regulations

Mandatory Bid

The U.K. City Code on Takeovers and Mergers, or Takeover Code, applies to the company. Under the Takeover Code, where:

(a)	any person, together with persons acting in concert with him, acquires, whether by a series of transactions over a period of time or not, an interest in shares which (taken together with shares in which he is already interested, and in which persons acting in concert with him are interested) carry 30% or more of the voting rights of a company; or

(b)	any person who, together with persons acting in concert with him, is interested in shares which in the aggregate carry not less than 30% of the voting rights of a company but does not hold shares carrying more than 50% of such voting rights and such person, or any person acting in concert with him, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which he is interested, such person shall, except in limited circumstances, be obliged to extend offers, on the basis set out in Rules 9.3, 9.4 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights. Offers for different classes of equity share capital must be comparable; the U.K. Panel on Takeovers and Mergers, or Takeover Panel, should be consulted in advance in such cases.

An offer under Rule 9 of the Takeover Code must be in cash and at the highest price paid for any interest in the shares by the person required to make an offer or any person acting in concert with him during the 12 months prior to the announcement of the offer.

Under the Takeover Code, a “concert party” arises where persons acting together pursuant to an agreement or understanding (whether formal or informal and whether or not in writing) cooperate, through the acquisition by them of an interest in shares in a company, to obtain or consolidate control of the company. “Control” means holding, or aggregate holdings, of an interest in shares carrying 30% or more of the voting rights of the company, irrespective of whether the holding or holdings give de facto control.

Panetta Partners Limited, Planwise Group Limited and Gabriele Cerrone are considered to be a “concert party” for the purposes of the Takeover Code, or the Cerrone Concert Party. Accordingly, such party will not, save in limited circumstances, be able to acquire further interests in shares carrying voting rights without being obliged to extend offers, on the basis set out in Rules 9.3, 9.4 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights.

Squeeze-out

Under the Companies Act, if a takeover offer (as defined in Section 974 of the Companies Act) is made for the shares of a company and the offeror were to acquire, or unconditionally contract to acquire:

(i)	not less than 90% in value of the shares to which the takeover offer relates, or the Takeover Offer Shares; and

(ii)	where those shares are voting shares, not less than 90% of the voting rights attached to the Takeover Offer Shares,

the offeror could acquire compulsorily the remaining 10%. It would do so by sending a notice to outstanding shareholders within three months of the last day on which its offer can be accepted telling them that it will acquire compulsorily their shares, or Takeover Offer Shares, and then, six weeks later, it would send a copy of the notice to the company with an executed instrument of transfer of the outstanding Takeover Offer Shares in its favor and pay the consideration to the company, which would hold the consideration on trust for outstanding shareholders. The consideration offered to the shareholders whose Takeover Offer Shares are acquired compulsorily under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell-out

The Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer (as defined in Section 974 of the Companies Act). If a takeover offer related to all the shares of a company and, at any time before the end of the period within which the offer could be accepted, the offeror held or had agreed to acquire not less than 90% of the shares to which the offer relates, any holder of the shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of his or her right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of the minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period. If a shareholder exercises his or her rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Shareholder Notification and Disclosure Requirements

Shareholders are obliged to comply with the shareholding notification and disclosure requirements set out in Chapter 5 of the Disclosure Guidance and Transparency Rules, or DTRs. A shareholder is required pursuant to Rule 5 of the DTRs to notify the company if, as a result of an acquisition or disposal of shares or financial instruments, the shareholder’s percentage of voting rights of the company reaches, exceeds or falls below 3% of the nominal value of the company’s share capital or any 1% threshold above that.

The DTRs can be accessed and downloaded from the Financial Conduct Authority’s website at www.fshandbook.info/FS/html/FCA/DTR. Shareholders are urged to consider their notification and disclosure obligations carefully as a failure to make a required disclosure to the company may result in disenfranchisement.

U.K. City Code on Takeovers and Mergers

As a U.K. public company whose shares are traded on a multi-lateral trading facility in the United Kingdom, we are subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers are regulated and conducted. Under the Takeover Code, where:

(i)	any person, together with persons acting in concert with him, acquires, whether by a series of transactions over a period of time or not, an interest in shares which (taken together with shares in which he is already interested, and in which persons acting in concert with him are interested) carry 30% or more of the voting rights of a company; or

(ii)	any person who, together with persons acting in concert with him, is interested in shares which in the aggregate carry not less than 30% of the voting rights of a company but does not hold shares carrying more than 50% of such voting rights and such person, or any person acting in concert with him, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which he is interested;

such person shall, except in limited circumstances, be obliged to extend offers, on the basis set out in Rules 9.3, 9.4 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights. Offers for different classes of equity share capital must be comparable; the Takeover Panel should be consulted in advance in such cases.

An offer under Rule 9 of the Takeover Code must be in cash and at the highest price paid for any interest in the shares by the person required to make an offer or any person acting in concert with him during the 12 months prior to the announcement of the offer.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s Articles.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Vacancies on the Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s Articles, provided that where two or more persons are appointed as directors of a public limited company by a single resolution of the shareholders, such resolution must not be put to shareholders unless a resolution that it should so be made has first been agreed to by the shareholders without any vote being given against it.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period beginning with the day following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

	England and Wales	Delaware
General Meeting	Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves or any of them representing more than one half of the total voting rights of all of them convene a general meeting.
Notice of General Meetings	Under the Companies Act, at least 21 days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting, subject to a company’s Articles providing for a longer period. Subject to a company’s Articles providing for a longer period, at least 14 days’ notice is required for other general meetings of a public limited company which fulfill certain conditions. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.
Quorum	Subject to the provisions of a company’s Articles, the Companies Act provides that two shareholders present at a meeting (in person, by proxy or authorised under the Companies Act) shall constitute a quorum for companies with more than one shareholder.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

	England and Wales	Delaware
Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Issue of New Shares	Under the Companies Act, the directors of a company must not exercise any power to allot shares or grant rights to subscribe for, or to convert any security into, shares unless they are authorized to do so by the company’s Articles or by an ordinary resolution of the shareholders. Any authorization given must state the maximum amount of shares that may be allotted under it and specify the date on which it will expire, which must be not more than five years from the date the authorization was given. The authority can be renewed by a further resolution of the shareholders.	Under Delaware law, if the company’s certificate of incorporation so provides, the directors have the power to authorize additional stock. The directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the company or any combination thereof.
Pre-emptive Rights	Under the Companies Act, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless the period during which any such offer may be accepted has expired or the company has received notice of acceptance or refusal, or an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the Articles provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, shareholders have no pre-emptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

	England and Wales	Delaware
Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant rights to subscribe for or convert any security into shares unless an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the Articles provide otherwise, in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.
Liability of Directors and Officers	Under the Companies Act, any provision, whether contained in a company’s Articles or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void. Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to: (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company; and (iii) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

●   any breach of the director’s duty of loyalty to the corporation or its stockholders;

●   acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●   intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

●   any transaction from which the director derives an improper personal benefit.

	England and Wales	Delaware
Voting Rights

Under the model articles for public companies, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s Articles, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by: (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s Articles may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions	The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:	Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
	● the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders	● the approval of the board of directors; and

	England and Wales	Delaware
	or creditors or class thereof representing 75% in value, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and ● the approval of the court.	● the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.
Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

●   to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

●   to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

●   to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

●   to exercise independent judgment;

●   to exercise reasonable care, skill and diligence;

●   not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

●   to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

	England and Wales	Delaware

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

●   state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

●   allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

●   state the reasons for not making the effort. Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Other U.K. Law Considerations

Registered Shares

We are required by the Companies Act to keep a register of our shareholders. Under English law, shares are deemed to be issued when the name of the shareholder is entered in our register of members. The register of members therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The register of members generally provides limited, or no, information regarding the ultimate beneficial owners of our shares. Our register of members is maintained by our registrar, LINK Asset Services Limited.

Under the Companies Act, we must enter an allotment of shares in our register of members as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the register of members to reflect the ordinary shares and the ADSs being allotted and issued in this offering. We also are required by the Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders or any other affected person may apply to the court for rectification of the register of members if:

●	the name of any person, without sufficient cause, is entered in or omitted from our register of members; or

●	default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves, as determined on a non-consolidated basis. The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

As a public company, it is also not sufficient that we have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

●	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

●	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of its net assets to less than that total.

Limitation on Owning Securities

Our Articles do not restrict in any way the ownership or voting of our shares by non-residents.

Purchase of Own Shares

English law permits a public limited company to purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to complying with procedural requirements under the Companies Act and provided that its Articles do not prohibit it from doing so. Our Articles, a summary of which is provided above, do not prohibit us from purchasing our own shares. A public limited company must not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.

Any such purchase will be either a “market purchase” or “off market purchase,” each as defined in the Companies Act. A “market purchase” is a purchase made on a “recognized investment exchange” (other than an overseas exchange) as defined in the U.K. Financial Services and Markets Act 2000, or FSMA and is not an “off-market purchase.” An “off market purchase” is a purchase that is not made on a “recognized investment exchange” or purchased on a “recognized investment exchange” but not subject to a marketing arrangement on such “recognized investment exchange.” Both “market purchases” and “off market purchases” require prior shareholder approval by way of an ordinary resolution. In the case of an “off market purchase,” a company’s shareholders, other than the shareholders from whom the company is purchasing shares, must approve the terms of the contract to purchase shares and in the case of a “market purchase,” the shareholders must approve the maximum number of shares that can be purchased and the maximum and minimum prices to be paid by the company.

Nasdaq Global Market is an “overseas exchange” for the purposes of the Companies Act and does not fall within the definition of a “recognized investment exchange” for the purposes of FSMA and any purchase made by us would need to comply with the procedural requirements under the Companies Act that regulate “off market purchases.”

A share buyback by a company of its shares will give rise to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company, and such stamp duty will be paid by the company.

Our Articles do not have conditions governing changes to our capital which are more stringent that those required by law.

Shareholder Rights

Certain rights granted under the Companies Act, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For English law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our register of members. In the case of shares held in a settlement system operated by the Depository Trust Company, or DTC, the registered member will be DTC’s nominee, Cede & Co. If a person who holds their ADSs in DTC wishes to exercise certain of the rights granted under the Companies Act, they may be required to first take steps to withdraw their ADSs from the settlement system operated by DTC and become the registered holder of the shares in our register of members. A withdrawal of shares from DTC may have tax implications, for additional information on the potential tax implications of withdrawing your shares from the settlement system operated by DTC, see “Material Tax Considerations — United Kingdom Taxation.”

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

JPMorgan Chase Bank, N.A., as depositary will issue the ADSs which you will be entitled to receive in this offering. Each ADS will represent an ownership interest in a designated number of ordinary shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts, or ADRs, shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY, 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. The law of England and Wales governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADRs issued under the deposit agreement. The obligations of our company, the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

●	Ordinary Shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

●	Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing rights to acquire additional ADRs. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

●	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

●	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional ordinary shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders generally, or any ADR holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

Deposit, withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such ordinary shares.

Ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of the depositary, the custodian or a nominee of either.

The custodian will hold all deposited ordinary shares (including those being deposited by or on our behalf in connection with this offering to which this prospectus relates) for the account and to the order of the depositary for the benefit of registered holders of ADRs, to the extent not prohibited by law. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of deposited securities;

●	to give instructions for the exercise of voting rights;

●	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

●	to receive any notice or to act in respect of other matters,

●	all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of ordinary shares are entitled to vote, or of our solicitation of consents or proxies from holders of ordinary shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary, stating that that each registered holder of ADRs on the ADS record date will, subject to any applicable provisions of the law of England and Wales, be entitled to instruct the depositary as to the exercise of any voting rights pertaining to ordinary shares underlying such holder’s ADSs, and describing how you may instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of or governing the underlying ordinary shares or other deposited securities, to vote or cause to be voted the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

●	a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

●	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

●	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

●	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

●	stock transfer or other taxes and other governmental charges;

●	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of ordinary shares, ADRs or deposited securities;

●	transfer or registration fees for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

●	in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

●	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see www.adr.com.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary. The right of the depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities by public or private sale (after attempting by reasonable means to notify the ADR holder hereof prior to such sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in nominal value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of ordinary shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

(1)	amend the form of ADR;

(2)	distribute additional or amended ADRs;

(3)	distribute cash, securities or other property it has received in connection with such actions;

(4)	sell any securities or property received and distribute the proceeds as cash; or

(5)	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales (as long as it may lawfully do so), without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

●	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and each of our and the depositary’s respective agents, provided, however, that no disclaimer of liability under the Securities Act or the Exchange Act, to the extent applicable, is intended by any provision of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable to registered holders or beneficial owners of ADSs if:

●	any present or future law, rule, regulation, fiat, order or decree of the United States, England and Wales or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

●	it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

●	it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct; or

●	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information.

We, the depositary and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered holder of ADRs has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of the law of England and Wales, rules or regulations or any changes therein or thereto.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other ordinary shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of ordinary shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs; and

●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in England and Wales.

By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares represented by ADSs. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material U.K. and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

 DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates , through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

The material U.K. and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$9,735
FINRA fee	11,750
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Other miscellaneous fees and expenses	515
Total	$42,000

LEGAL MATTERS

Certain legal matters with respect to English law with respect to the validity of the offered securities will be passed upon for the Company by Orrick (UK) LLP. Sheppard Mullin Richter & Hampton, LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Tiziana Pharma Limited as of December 31, 2017 and 2018, and for each of the years then ended, have been included herein and in the registration statement in reliance on the report of Mazars LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of Mazars LLP is Tower Bridge House, St Katharine’s Way, London E1W 1DD.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of England and Wales would:

●	Recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Orrick (UK) LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Orrick (UK) LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

●	England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

●	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

●	the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

●	the judgment was not procured by fraud;

●	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

●	the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

●	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

●	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2018;

●	our Reports on Form 6-K furnished to the SEC on April 24, 2019, April 25, 2019, May 1, 2019, May 2, 2019, May 7, 2019, May 31, 2019, June 3, 2019, June 24, 2019, July 1, 2019, July 22, 2019, August 6, 2019, September 4, 2019, September 10, 2019, September 16, 2019, September 30, 2019, October 30, 2019, November 1, 2019, November 20, 2019, December 4, 2020, January 9, 2020, January 13, 2020, January 21, 2020 and January 23, 2020;

●	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tiziana Life Sciences PLC

3rd Floor, 11-12 St James’s Square,

London SW1Y 4LB

+44 20 7495 2379

You may also access these documents on our website, www.tizianalifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ending December 31, 2018 has been filed with the SEC. The company has also filed periodic reports with the SEC on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Up to US$20,000,000 American Depositary Shares

Representing Ordinary Shares

Tiziana Life Sciences plc

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PROSPECTUS SUPPLEMENT

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ThinkEquity

a division of Fordham Financial Management, Inc.

April 10, 2020